CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No 38 to Registration Statement No. 333-71703 on Form N-1A of our report dated July 29, 2019, relating to the financial statements and financial highlights of The Community Reinvestment Act Qualified Investment Fund, appearing in the Annual Report on Form N-CSR of Community Capital Trust for the year ended May 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

Philadelphia, Pennsylvania

September 27, 2019

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No 38 to Registration Statement No. 333-71703 on Form N-1A of our report dated July 29, 2019, relating to the financial statements and financial highlights of CCM Alternative Income Fund, appearing in the Annual Report on Form N-CSR of Community Capital Trust for the year ended May 31, 2019, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" in the Statement of Additional Information, both of which are part of such Registration Statement.

Philadelphia, Pennsylvania

September 27, 2019